                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 25, 1999


                                  eSOFT, INC.


             (Exact name of registrant as specified in its charter)



                DELAWARE                                00-23527                           84-0938960
    (State or other jurisdiction of             (Commission File Number)                (I.R.S. Employer
     incorporation or organization)                                                  Identification Number)



                      295 INTERLOCKEN BOULEVARD, SUITE 500
                           BROOMFIELD, COLORADO 80021
                                 (303) 444-1600
   (Address and Telephone Number of Registrant's Principal Executive Office)

ITEM 5.  OTHER EVENTS

         Effective May 25, 1999, eSoft, Inc. ("eSoft" or the "Company") completed the merger (the "Merger") with Apexx Technology, Inc. ("Apexx") located in Boise, Idaho which provided for the issuance of 1,591,365 shares of eSoft common stock in exchange for all of the outstanding common stock of Apexx and for the conversion of all Apexx stock options into eSoft stock options to acquire 1,356,003 shares of eSoft common stock. The Merger has been accounted for as a pooling of interests.

         The Company's financial statements have been retroactively restated as of March 31, 1999 and December 31, 1998 and for the three months ended March 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1998 to reflect the consummation of the Merger. The supplemental consolidated financial statements give retroactive effect to the Merger, which has been accounted for using the pooling of interests method and, as a result, the financial position, results of operations and cash flows are presented as if Apexx had been consolidated with eSoft for all periods presented. As required by generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements upon issuance of the financial statements for the period that include the date of the Merger. The supplemental consolidated statements of stockholders' equity reflect the accounts of eSoft as if the additional common stock issued in connection with the Merger had been issued for all periods presented. The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of eSoft included in eSoft's 1998 annual report on Form 10-KSB and the March 31, 1999 10-QSB and the financial statements of Apexx included in Form 8-K/A dated August 9, 1999, and included in eSoft's S-4/A Registration Statement dated April 20, 1999.

The following is the Company's Management's Discussion and Analysis of Financial Condition and Results of Operation relating to the Company's supplemental consolidated financial statements set forth in Item 7 below.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Some combined marketing of the Company's products has begun in the first quarter of 1999 using the Apexx product identifying trademark "TEAM Internet" and, therefore, the Company's IPAD products are referred to using the product name TEAM Internet(TM). TEAM Internet is a registered trademark of eSoft, Inc.


OVERVIEW

         In the past year, the Company's growth has been achieved through the Merger with Apexx, which was accounted for as a pooling of interests and closed on May 25, 1999. Upon completion of the Merger, Apexx stockholders received 1,591,365 shares of eSoft common stock in exchange for all of the outstanding common stock of Apexx. Apexx optionholders exchanged their options for options to purchase 1,356,003 shares of eSoft common stock. The accompanying financial statements have been restated to include the accounts and operations of Apexx for all periods presented.

         The primary market being pursued by the Company consists of small-to-medium sized businesses ("SMB") that wish to initiate, or expand, their connection and presence on the Internet. The Company believes that the SMB market is not only expanding exponentially into the Internet arena, but also requires a solution that is more cost effective and easier to install and maintain than systems typically available for the Fortune 1000 companies. The SMB segment comprises the largest portion of the installed local area networks and increasingly recognizes the importance of the Internet to grow their business and improve productivity. Internet penetration has been estimated to increase from 54.9% of small business PC owners in 1998 to 68.5% in 2002. The number of small businesses online is expected to increase from 3.2 million in 1998 to 4.6 million in 2002. Most importantly for the SMB market, the Company's TEAM Internet system is a complete, plug-and-play solution that can be installed and maintained by non-technical personnel and at a fraction of the cost of the typical large system solution. The TEAM Internet 100 is a system that can connect a business Local Area Network (LAN) up to 50 users to the Internet using a single Internet address. It provides all of the components an organization needs to develop, manage, and monitor its Intranet or external web presence. The TEAM Internet 2500 can connect up to 500 users on a LAN to the Internet. The Company has focused its distribution strategy on Value Added Resellers (VARs) who offer Local Area Network solutions to the SMB. In order to serve these VARs, the Company enters into agreements with leading distributors.

         The Company continues to add Channel Development Representatives
(CDRs) in key cities in the United States. The purpose of the CDRs is to assist VARs with lead generation and market pull-through of products to end-users. In the first quarter, the Company added nine CDRs. The Company continues to make a concerted and aggressive effort to market eSoft and educate the market as to the all-in-one appliance alternatives for the SMB.

         The Company has completed a merger with Apexx of Boise, Idaho, on May 25, 1999. As a result of the transaction, the Company issued 1,591,365 shares of the Company's common stock for all of the issued and outstanding shares of Apexx. Additionally, the Company extended Apexx a working capital line of credit of $500,000. The transaction required the Company to complete an S-4 registration statement, which became effective April 20, 1999. In conjunction with the signing of the Definitive Merger Agreement on January 25, 1999, the Company executed an agreement to purchase products from Apexx to sell through its distribution channels. The Company elected to utilize the Apexx TEAM Internet brand name across the product lines of both companies. In the first quarter, the Company has de-emphasized the sales of the IPAD 1200 and replaced it with Apexx's TEAM Internet 100. The TEAM Internet 100 is a system that can connect a business LAN of up to 50 users to the Internet using a single Internet address. It provides all of the components an organization needs to develop, manage, and monitor its Intranet or external web presence. In the first quarter, the Company has integrated the Apexx sales and marketing departments. The Company intends to distribute the TEAM Internet products through direct sales, VARs, network integrators, distributors, and overseas sales agents.

         Management expects the new company to have greater opportunities to expand market share for Internet access products, to have increased research and product development ability, to have more leverage to compete in its industry, to expand and diversify its distribution channels, and to further its ability to raise capital in order to finance the anticipated growth.

         As part of the Definitive Merger Agreement, the Company conducted a joint marketing program. Under this combined marketing program, the products known by the Company as IPAD are being re-branded utilizing the Apexx product name of TEAM Internet. Under the marketing program the Company has incurred $933,000 of marketing costs in the first quarter of 1999. Under this marketing plan the Company will focus on selling the TEAM Internet 100 and TEAM Internet 2500 (formerly known as the IPAD 2500) products. The proposed combined marketing program inaugurated a direct mail campaign during February through May 1999 to focus on potential users and VARS of the all-in-one appliance Internet connection. This marketing program comprised a direct mail program of 710,000 pieces to potential end users of the Company's and Apexx products. The Company, under the plan, also targeted 238,000 free standing inserts in business journals focusing on potential end users. Additionally, a 55,000 piece direct mail campaign targeted at Value Added Resellers (VARS) and directed at educating these entities to the all-in-one appliance was formulated around this program. The Company has generated 3,000 leads from this program and anticipate generating 6,000 leads.

         The Company has recently announced a new business strategy with three primary areas of focus: Internet Access Products, Internet Services, and Software Engineering Services. The Internet Access Products effort will build on the Company's core business of developing, marketing and selling the Company's market-leading TEAM Internet product line of Internet access products. Internet Services will focus on creating value by aggregating resellers and customers into a virtual community for the delivery of products and services by e-commerce and other Internet-based offerings. The Software Engineering Services activities will concentrate on the growing domestic and international demand for Linux-based software, leveraging the professional Linux engineering and development competencies and skills of the Company. This plan leverages the existing Internet and Linux software strengths of the Company, while addressing the demands and requirements of the marketplace.

         Management believes its aggressive pursuit of this strategy will have both short-term and long-term effects on its operations. Outside financing will be utilized for the continued expansion of its sales and marketing efforts, as well as support of its extended receivable terms to its new distributors. Some personnel additions are also anticipated in the technical support and engineering departments. The Company also expects to expand its customer support organization. With the increase in headquarters staff, the Company relocated to a larger facility in early 1999. In addition to these near-term effects, the Company expects that the use of e-commerce and the online community to complement eSoft's traditional reseller and distribution channels will enable the Company to develop a larger marketplace more rapidly and efficiently. However, with the aggressive market expansion, the Company anticipates consuming working capital to meet this continued growth curve for the near term. As a result of expenses incurred in support of the expansion, the Company anticipates future losses. The Company expects to turn profitable in 2000.

         The Company hopes to establish one or more strategic alliance relationships with synergistic companies such as computer or network product manufacturers, large system integration companies or telecommunications companies which will permit the TEAM Internet products to be sold in conjunction with other products and telecommunications services. No such relationships have been established to date and there is no assurance that the negotiations of such a relationship will be successfully completed. If the Company establishes such relationships it may become heavily dependent upon such strategic alliance partners to maintain and expand its presence in the marketplace and the greater economic resources of the other parties to such relationships may force significant reductions in prices at which the Company can sell its products and thus adversely affect its margins and potential for profits.

THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

         Total revenue for the year ended December 31, 1998 was $7,676,000 compared to $3,237,000 for the year ended December 31, 1997. The additional revenue is related to the expansion of the product line. In addition, in June of 1998 the Company transitioned to a two-tier distribution strategy in order to provide additional access to Value Added Resellers (VARs), resellers, and network consultants.

         The gross profit margin in 1998 was 56% ($4,322,000) of revenue compared to 54% ($1,744,000) in 1997. The margins remained flat due to the continued vigilance of the Company in outsourcing production of the TEAM Internet 2500 product to a contract manufacturer. The outsourcing of the manufacturing permitted the Company to maintain its cost of the product without the addition of more assembly labor, as volumes continued to grow during the year.

         Selling, General and Administrative, Engineering and R&D Expenses increased $6,370,000 or 306% from $2,079,000 in 1997 to $8,449,000 in 1998 primarily due to headcount increases related to the 1998 activities of building the Company's distribution, marketing and sales network in an emerging marketplace for the all-in-one appliance. General and Administrative expenses increased from $826,000 in 1997 to $3,155,000 in 1998. The increases relate to the continued expansion and the additional costs associated with being a public company. In 1998, general and administrative salaries increased $788,000, consulting and legal expenses increased $637,000 in part due to merger costs, travel expenses increased $133,000, bad debts increased $162,000, stockholders' relations expenses increased $97,000, filing fees increased $51,000, and rent expense increased $68,000. Selling and Marketing expenditures increased from $793,000 in 1997 to $4,006,000 in 1998. Salaries and related costs increased $1,290,000, travel expenses increased $382,000, consulting expenses increased $574,000, and advertising and promotions increased $444,000. Engineering and technical support increased from $111,000 in 1997 to $716,000 in 1998. Salaries and related costs increased $450,000, consulting expenses increased $161,000.

         Other income (expense) increased from ($57,000) in 1997 to $139,000 in 1998. Net interest income(expense) increased from ($43,000) in 1997 to $140,000 in 1998 as a result of the fund raising activities which occurred in 1998 and the investment income related to investing of those funds.

         Net loss from operations was ($3,827,000) for the year ended December 31, 1998, compared to ($553,000) for the year ended December 31, 1997, an increase in the loss of ($3,274,000) over the same period. The net losses are associated with the aggressive expansion of our product line, marketing efforts, and the hiring of a professional management team to grow the Company in an emerging market.

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

         Total revenue for the three months ended March 31, 1999 was $1,163,000 compared to $1,479,000 for the three months ended March 31, 1998. The decrease is partly associated with a price decrease of the TEAM Internet 2500, which was necessary in order to remain competitive in the market place. In addition, most of the distributors in place during the first quarter of 1998 signed agreements in mid-to-late 1998 containing termination clauses, which preclude the Company from recognizing revenue until the product has been sold through to resellers. Four distributors have been added in the first quarter of 1999.

         The gross profit margin in the current quarter was 39% of revenue ($457,000) compared to 53% ($787,000) for the three months ended March 31, 1998. The decrease is associated with the price decrease of the TEAM Internet 2500 with no corresponding decrease in the Company's cost. In addition, the replacement of the IPAD 1200 with Apexx's TEAM Internet 100 caused margins to decrease. As the TEAM Internet 100 inventory is replenished, margins are expected to increase. Furthermore, approximately 36% of the first quarter sales of 1999 were comprised of network interface cards sold to eNetCo, in which the gross profit margin was 36%. The sales of these cards in 1999 were made in relation to sales of TEAM Internet products to eNetco at the end of 1998.

         Selling, General and Administrative, Engineering and R&D Expenses increased $2,730,000 or 222% from $1,228,000 for the quarter ending March 31, 1998 to $3,958,000 for the quarter ending March 31, 1999. Sales and marketing expenses increased $1,711,000 from $558,000 in 1998 to $2,269,000 in 1999. The significant increases in expenditures are attributed to the addition of the marketing department late in December 1998 and the marketing campaign regarding the re-branding of the Company's IPAD products to Apexx's product name of TEAM Internet. During the quarter the Company added six employees in the Marketing Department, and nine CDRs and a Vice President of Sales in the Sales Department. The hiring of new CDRs is anticipated to continue through the end of the fiscal year end. General and Administrative expense increased $898,000 from $457,000 in 1998 compared to $1,355,000 for the current quarter. The majority of the increase can be attributed to merger costs, salaries, and consultants. Engineering and tech support expenses increased $81,000 from $91,000 in 1998 compared to $172,000 in 1999. The SG&A will continue to grow with the anticipated addition of new hires to augment the Company in all departments as growth in revenues dictates. Amortized software development costs total $42,000 for the quarter.

         Interest expense increased $15,000 in the three months ended March 31, 1999 from $2,000 in 1998 to $17,000 in 1999. The increase is related to the additional $275,000 of short term debt incurred in 1999. Interest income increased $33,000 in the quarter. This increase is associated with funds received from the completion of the private placement at the end of the second quarter in 1998.

         Net loss from operations was ($3,487,000) for the three months ended March 31, 1999, compared to ($443,000) for the same period in 1998, an increase in the loss of ($3,044,000) over the same period. The net losses are associated with the increased SG&A necessary to maintain a continued quarterly sales growth rate in expanding into this market. Losses are anticipated to continue through the current fiscal year due to expenditures in support of continued growth and additions of new hires.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's cash position on March 31, 1999 was $788,000, an increase of $110,000 from year end due to the maturing of investments. The Company's working capital at March 31, 1999 was $1,482,000 a decrease of $3,052,000. Investments of $2,000,000 matured during the first quarter, from which the proceeds were utilized to support operations. Management anticipates continuing losses in support of the growth curve and, thus, its cash position will continue to decrease. Additionally, in the near term, with new distributors being added to continue market development, the Company anticipates its accounts receivable to increase. The Company is increasing efforts to reduce the present accounts receivable balance through more stringent collection efforts of the current customer base in an attempt to reduce days outstanding. The decrease in inventories from year end resulted primarily from improved inventory management with respect to sales volume. TEAM Internet 2500 accounted for $513,000 or 42% of the total inventory at March 31, 1999. The Company has expended $45,000 in the first quarter in capital expenditures, of which $30,000 was related to furniture for the new headquarters. Management believes that its current cash position, the anticipated cash receipts from receivables, and the anticipated private placement funding discussed below will be sufficient to meet its working capital needs for the foreseeable future.

         The Company retained A.G. Edwards & Sons, Inc. to assist it in raising $3,000,000 through the sale of convertible debentures. Net proceeds were approximately $2,600,000, after estimated offering expenses and were received during the second quarter. Under the terms of the private placement agreement, the Company has agreed to pay the agent a placement fee of 6% of the gross proceeds. The Company intends to use the proceeds of the offering to fund the expanded sales and marketing program and for working capital.

CASH FLOW

         Net cash used in operating activities for the three months ended March 31, 1999 was $2,459,000 compared with $897,000 for the three months ended March 31, 1998. The increase of $1,562,000 for the 1999 period compared to the 1998 period was primarily due to an increase in the net loss. This resulted from additional employees hired in the sales department and the intensive marketing efforts of the newly formed marketing department. There were also merger related costs of about $193,000 incurred during the quarter. The Company expects to expend another $705,000 for legal, accounting and consulting fees, relocation costs and integration of the companies related to the Merger. The loss was offset by non-cash items such as the provision for inventory obsolescence of $34,000, the provision for losses on accounts receivable of $81,000, and the amortization of warrants in the amount of $52,000. Collections of receivables also improved.

         For the years ended December 31, 1998 and December 31, 1997, cash increased $379,000 and $278,000, respectively. Net cash used in operating activities was $5,198,000 and $343,000. The increase in cash used in operating activities is primarily due to an increased net loss after adding back non-cash charges, increased accounts receivable, and increased inventories in anticipation of projected sales.

         Net cash provided by investing activities for the three months ended March 31, 1999 was $1,954,000 compared with $205,000 used by investing activities for the three months ended March 31, 1998. The increase of $2,159,000 for the 1999 period compared to the 1998 period was primarily due to $2,000,000 of investments maturing during the quarter. In addition, purchases of property and equipment decreased about $56,000 due to operations being more established at that point in time.

         Net cash used in investing activities for the year ended December 31, 1998 was $2,497,000 compared to $369,000 for the year ended December 31, 1997. The $2,128,000 increase is primarily a result of the purchase of investments with the proceeds from fund raising activities in June 1998, where 1,468,941 shares were issued at $4.25 per share pursuant to a private placement.

         Net cash provided by financing activities for the three months ended March 31, 1999 was $615,000 compared with $2,000,000 for the three months ended March 31, 1998. The decrease of $1,385,000 for the 1999 period compared to the 1998 period was primarily due to $1,400,000 received from the proceeds of the 1998 public offering of 1,550,000 shares, net of offering costs. Additional financing activities during the three months ended March 31, 1998 included private transactions with officers, directors, and consultants, and the exercise of 250,000 warrants and 60,000 employee options, proceeds from the line of credit, conversion of promissory notes, and deferred offering costs. Additional financing activities during the three months ended March 31, 1999 included exercise of options and warrants, and payments and proceeds from the line of credit, short term debt, and long term debt.

         Net cash provided by financing activities was $8,073,000 and $989,000 for the years ended December 31, 1998 and 1997, respectively. The $7,085,000 increase is primarily due to proceeds from the public offering of 1,550,000 shares, net of offering costs, and also the private placement of 1,468,941 shares. Financing activities also include various other private placements, option conversions, and borrowings and repayments of long and short term debt.

         The Company anticipates expending an additional $200,000 for capital expenditures this fiscal year. eSoft will continue to capitalize software development costs consistent with its strategy of the development of TEAM Internet software for the marketplace.

INCOME TAXES

         At December 31, 1998, a valuation allowance of approximately $1,526,000 has been recorded, as Management of the Company is not able to determine that it is more likely than not that its deferred tax assets will be realized. The Company has recorded a valuation allowance primarily related to the uncertainty of realizing operating loss carryforwards subject to limitations under Section 382 of the Internal Revenue Code.

YEAR 2000 EFFECT

         The Year 2000 ("Y2K") computer problem refers to the potential for system and processing failures of date-related data as a result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         All new products and upgrades introduced by eSoft will be Y2K compliant. eSoft has tested the remainder of the IPAD and TEAM Internet system and connections of the IPAD and TEAM Internet product line to other systems utilizing standard Internet protocols. The testing completed on the product line to date has lead eSoft to believe that the products will not be affected by a connection to a non-compliant Y2K system. eSoft has been testing its existing products for use in the Year 2000 and beyond, and all products produced after November 1, 1997 are Y2K compliant until 2036. The results of eSoft's testing suggest that version 2.03 and each later version of each of its products are Y2K compliant.

         However, eSoft's testing does not cover every possible computing environment. Accordingly, some customers may have Y2K problems with products that the company believes are Y2K compliant. For instance, eSoft's customers may be operating on older versions of hardware platform utilizing eSoft's products software. Early models of the TEAM Internet 2500 and 4500 products shipped before November 1, 1997 may include a BIOS in the computer hardware that is not Y2K compliant. The number of units affected is estimated to be a small percentage of the installed base. In February 1999 a software upgrade was released to correct the specific issues caused by use of the non-compliant BIOS. In addition, there is a plan to replace the non-compliant BIOS with a Y2K compliant BIOS if the customer prefers a hardware fix.

         eSoft has tested the discontinued TBBS products that it no longer markets for Y2K compliance, some of which might still be in use. eSoft's TBBS product had one deficiency associated with Y2K, which was corrected with a free update released in October 1998. eSoft expects that any customers that materially rely on such discontinued products will test them for Y2K compliance and notify eSoft if there are problems. eSoft's experience in developing Y2K compliant versions of its existing products suggests that if it is required to correct Y2K problems in such discontinued products, it could do so without incurring material expenses. There will be another free update released in the third quarter of 1999 to correct a similar deficiency in TBBS add-on modules.

         eSoft also may be affected by Y2K issues related to non-compliant internal systems developed by eSoft or by third-party vendors. eSoft has reviewed its internal systems, including its accounting system, and have found them to be Y2K compliant. eSoft is not currently aware of any Y2K problem relating to any of its internal, material systems and does not believe that it has any material systems that contain embedded chips that are not Y2K compliant.

         eSoft's internal operations and business are also dependent upon the computer-controlled systems of third parties such as suppliers, customers and service providers. Management believes that absent a systemic failure outside the control of eSoft, such as a prolonged loss of electrical or telephone service, Y2K problems at such third parties will not have a material impact on eSoft. eSoft has no contingency plan for systemic failures such as loss of electrical or telephone services. eSoft's contingency plan in the event of a non-systemic failure is to establish relationships with alternative suppliers or vendors to replace failed suppliers or vendors. Other than the previously described testing, and remedying problems identified by testing or from external sources, eSoft has no other contingency plans or intention to create other contingency plans.

         Any failure by eSoft to make its products Y2K compliant could result in a decrease in sales of its products, an increase in allocation of resources to address Y2K problems of its customers without additional revenue commensurate with such dedication of resources, or litigation costs relating to losses suffered by eSoft's customers due to such year 2000 problems. Failures of eSoft's internal systems could temporarily prevent it from processing orders, issuing invoices, and developing products, and could require it to devote significant resources to correcting such problems. But to eSoft's knowledge, the internal accounting systems have been attested by the supplier as Y2K compliant. Due to the general uncertainty inherent in the year 2000 computer problem, resulting from the uncertainty of the year 2000 readiness of third-party suppliers and vendors, eSoft is unable to determine at this time whether the consequences of Y2K failures will have a material impact on its business, results of operations, and financial condition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The following are the supplemental consolidated financial statements and exhibits of eSoft, Inc. and subsidiary which are filed as part of this report.

                         INDEX TO FINANCIAL STATEMENTS

                  Supplemental Consolidated Condensed
                  Financial Statements:
                      Balance Sheet as of March 31, 1999 (Unaudited)                                            F-2
                      Statements of Operations for the Three Months Ended
                           March 31, 1999 and 1998 (Unaudited)                                                  F-4
                      Statement of Stockholders' Equity for the Three
                           Months Ended March 31, 1999 (Unaudited)                                              F-5
                      Statements of Cash Flows for the Three Months Ended
                           March 31, 1999 and 1998 (Unaudited)                                                  F-6
                      Notes to Supplemental Consolidated Condensed
                           Financial Statements (Unaudited)                                                     F-8

                  Supplemental Consolidated Financial Statements:
                      Report of Independent Certified Public Accountants                                       F-13
                      Independent Auditors' Report                                                             F-14
                      Balance Sheet as of December 31, 1998                                                    F-15
                      Statements of Operations for the Years Ended
                           December 31, 1998 and 1997                                                          F-17
                      Statements of Stockholders' Equity for the
                           Years Ended December 31, 1998 and 1997                                              F-18
                      Statements of Cash Flows for the Years Ended
                           December 31, 1998 and 1997                                                          F-19
                      Summary of Accounting Policies                                                           F-21
                      Notes to Supplemental Consolidated Financial
                           Statements                                                                          F-28

                  All other schedules are omitted because the required information is either inapplicable or is included in the supplemental consolidated financial statements or the notes thereto.

                  Exhibit 23.1 Consent of Independent Certified Public
                                 Accountants

                  Exhibit 23.2 Consent of Independent Certified Public
                                 Accountants

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                            SUPPLEMENTAL CONSOLIDATED CONDENSED
                                                                  BALANCE SHEET
                                                                    (UNAUDITED)

================================================================================

March 31,                                                      1999
                                                           ------------
ASSETS

CURRENT:
  Cash and cash equivalents                                $    787,894
  Accounts receivable, less allowance of $334,452
      for possible losses                                     2,435,027
  Inventories                                                 1,229,968
  Prepaid expenses and other
                                                                241,091
                                                           ------------

Total current assets                                          4,693,980
                                                           ------------

PROPERTY AND EQUIPMENT:
  Computer equipment                                            361,152
  Furniture and equipment                                       278,699
  Manufacturing tool and equipment                               26,424
                                                           ------------
                                                                666,275
Less accumulated depreciation                                   358,039
                                                           ------------

Net property and equipment                                      308,236
                                                           ------------

OTHER ASSETS:
  Capitalized software development costs, net of
      accumulated amortization of $356,279                      827,895
  Other                                                          22,039
                                                           ------------

Total other assets                                              849,934
                                                           ------------

                                                           $  5,852,150
                                                           ============

                            See accompanying notes to supplemental consolidated
                                                condensed financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                            SUPPLEMENTAL CONSOLIDATED CONDENSED
                                                      BALANCE SHEET (CONTINUED)
                                                                    (UNAUDITED)

================================================================================

March 31,                                                                    1999
                                                                         ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT:
  Accounts payable                                                       $  1,753,276
  Revolving line of credit                                                    165,000
  Note payable - bank                                                          97,098
  Marketing loan agreement                                                    473,855
  Deferred revenue                                                             29,175
  Accrued expenses:
      Payroll and payroll expenses                                            280,533
      Other                                                                   412,785
                                                                         ------------

Total current liabilities                                                   3,211,722
                                                                         ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 5,000,000 shares authorized,
      none outstanding                                                             --
  Common stock, $.01 par value, 50,000,000 shares authorized,
      8,936,883 shares issued and outstanding                                  89,369
  Additional paid-in capital                                               10,710,058
  Notes receivable                                                           (131,898)
  Accumulated deficit                                                      (8,027,101)
                                                                         ------------

Total stockholders' equity                                                  2,640,428
                                                                         ------------


                                                                         $  5,852,150
                                                                         ============

                                         See accompanying notes to supplemental
                                   consolidated condensed financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                            SUPPLEMENTAL CONSOLIDATED CONDENSED
                                                       STATEMENTS OF OPERATIONS
                                                                    (UNAUDITED)

================================================================================

Three Months Ended March 31,                                     1999                 1998
                                                              -----------           -----------
REVENUES                                                      $ 1,163,108           $ 1,478,544

COST OF GOODS SOLD
                                                                  706,131               691,926
                                                              -----------           -----------

Gross profit                                                      456,977               786,618
                                                              -----------           -----------

EXPENSES:
  Selling and marketing                                         2,268,708               558,137
  General and administrative                                    1,355,277               456,950
  Engineering                                                     172,232                91,031
  Research and development                                        120,186                72,762
  Amortization of software costs                                   41,826                48,872
                                                              -----------           -----------

Total costs and expenses                                        3,958,229             1,227,752
                                                              -----------           -----------

Loss from operations                                           (3,501,252)             (441,134)
                                                              -----------           -----------

OTHER (INCOME) EXPENSE:
  Interest (income) expense, net                                  (16,003)                2,120
  Loss on sale of assets                                            1,897                    --
                                                              -----------           -----------

Total other (income) expense                                      (14,106)                2,120
                                                              -----------           -----------

NET LOSS                                                      $(3,487,146)          $  (443,254)
                                                              -----------           -----------

BASIC AND DILUTED LOSS PER COMMON SHARE                       $      (.41)          $      (.09)
                                                              -----------           -----------

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   BASIC AND DILUTED                                            8,595,361             4,936,587
                                                              ===========           ===========

                                         See accompanying notes to supplemental
                                   consolidated condensed financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                            SUPPLEMENTAL CONSOLIDATED CONDENSED
                                              STATEMENT OF STOCKHOLDERS' EQUITY
                                                                    (UNAUDITED)

================================================================================

                                                                     Additional                                    Total
                                              Common Stock            Paid-in       Notes        Accumulated    Stockholders'
Three Months Ended March 31, 1999         Shares         Amount       Capital     Receivable       Deficit         Equity
                                        -----------   -----------   -----------   -----------    -----------    -----------

BALANCE, January 1, 1999                  8,454,867   $    84,549   $10,160,063   $        --    $(4,539,955)   $ 5,704,657
  Issuance of compensatory options               --            --        21,409            --             --         21,409
  Exercise of warrants and options          482,016         4,820       528,586            --             --        533,406
  Issuance of  notes receivable for
     exercise of warrants                        --            --            --      (131,898)            --       (131,898)
  Net loss for the three months ended
     March 31, 1999                              --            --            --            --     (3,487,146)    (3,487,146)
                                        -----------   -----------   -----------   -----------    -----------    -----------

BALANCE, March 31, 1999                   8,936,883   $    89,369   $10,710,058   $  (131,898)   $(8,027,101)   $ 2,640,428
                                        ===========   ===========   ===========   ===========    ===========    ===========

                                         See accompanying notes to supplemental
                                   consolidated condensed financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                            SUPPLEMENTAL CONSOLIDATED CONDENSED
                                                       STATEMENTS OF CASH FLOWS
                                                                    (UNAUDITED)

================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Three Months Ended March 31,                                         1999                  1998
                                                                 -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $(3,487,146)          $  (443,254)
  Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                 71,633                73,312
        Loss on sale of assets                                         1,897                    --
        Amortization of discount on investments                       (8,459)                   --
        Amortization of warrants                                      52,469                    --
        Provision for losses on accounts receivable                   80,726                15,570
        Provision for inventory obsolescence                          34,267                24,401
        Issuance of compensatory options                              21,409                    --
        Changes in operating assets and liabilities:
           Accounts receivable                                       164,153              (641,111)
           Inventories                                               313,431               (71,713)
         Other assets                                                (58,428)              (74,525)
           Accounts payable                                          395,195               201,191
           Accrued expenses and other                                (43,152)               22,135
           Deferred revenue                                            3,083                (3,129)
                                                                 -----------           -----------

Net cash used in operating activities                             (2,458,922)             (897,123)
                                                                 -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of investments                                2,000,000                    --
  Proceeds from sale of assets                                         1,380                    --
  Purchase of property and equipment                                 (44,901)             (100,865)
  Additions to capitalized software                                   (2,650)              (60,000)
  Advances on non-operating notes receivable                              --               (44,400)
                                                                 -----------           -----------

Net cash provided by (used) in investing activities                1,953,829              (205,265)
                                                                 ===========           ===========

                                         See accompanying notes to supplemental
                                   consolidated condensed financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                            SUPPLEMENTAL CONSOLIDATED CONDENSED
                                           STATEMENTS OF CASH FLOWS (CONTINUED)
                                                                    (UNAUDITED)

================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Three Months Ended March 31,                                    1999                  1998
                                                             -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock, warrants and options          $   339,459           $ 1,912,682
  Offering costs paid                                                 --               150,000
  Proceeds from short-term debt                                  118,286                    --
  Payments on short-term debt                                       (491)                   --
  Proceeds from line of credit                                   356,679                50,000
  Payments on line of credit                                    (191,679)               (7,586)
  Payments on long-term debt                                      (7,211)               (2,551)
  Conversion of promissory notes                                      --              (355,903)
  Deferred offering costs                                             --               253,408
                                                             -----------           -----------

Net cash provided by financing activities                        615,043             2,000,050
                                                             -----------           -----------

INCREASE IN CASH AND CASH EQUIVALENTS                            109,950               897,662

CASH AND CASH EQUIVALENTS, beginning of period                   677,944               299,232
                                                             -----------           -----------

CASH AND CASH EQUIVALENTS, end of period                     $   787,894           $ 1,196,894
                                                             ===========           ===========

                                         See accompanying notes to supplemental
                                   consolidated condensed financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                             NOTES TO SUPPLEMENTAL CONSOLIDATED
                                                 CONDENSED FINANCIAL STATEMENTS
                                                                    (UNAUDITED)

================================================================================

1.   BASIS OF              The supplemental  consolidated  condensed interim
     PRESENTATION          financial statements included herein have been
                           prepared by eSoft, Incorporated ("eSoft" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange
                           Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

                           These statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these supplemental consolidated condensed financial statements be read in conjunction with the supplemental consolidated financial statements and notes thereto included elsewhere in this report. The Company follows the same accounting policies in preparation of interim financial statements.

                           Results of operations for the interim periods may not be indicative of annual results.

2.   BUSINESS              Effective May 25, 1999, the Company completed the
     COMBINATION           merger ("the "Merger") with Apexx Technology, Inc.
                           ("Apexx") located in Boise, Idaho which provided for the exchange of all of the outstanding stock of Apexx for shares of eSoft common stock and for the conversion of all Apexx stock options into eSoft stock options to acquire 1,356,003 shares of eSoft common stock. The Merger has been accounted for as a pooling of interests.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                             NOTES TO SUPPLEMENTAL CONSOLIDATED
                                                 CONDENSED FINANCIAL STATEMENTS
                                                                    (UNAUDITED)

================================================================================

                                                                                               Number of
                                                                                              eSoft Shares
                           Pooled Company             Nature of Operations     Merger Date       Issued
                           --------------             --------------------     -----------    ------------
                           Apexx Technology, Inc.     Internet connectivity    May 25, 1999    1,591,365
                                                      solutions

                           The supplemental consolidated condensed financial statements give retroactive effect to the Merger, which has been accounted for using the pooling of interests method, and, as a result, the financial position, results of operations and cash flows are presented as if Apexx had been consolidated with eSoft for all periods presented. As required by generally accepted accounting principles, the supplemental consolidated condensed financial statements will become the historical financial statements upon issuance of the financial statements for the period that includes the date of the Merger. The supplemental consolidated condensed statements of stockholders' equity reflect the accounts of eSoft as if the additional common stock issued in connection with the Merger had been issued for all periods presented.

                           The supplemental consolidated condensed financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of eSoft included in eSoft's 1998 annual report on Form 10-KSB and the March 31, 1999 Form 10-QSB and the financial statements of Apexx included in Form 8-K/A dated August 9, 1999, and included in eSoft's S-4/A Registration Statement dated April 20, 1999.

                           The supplemental consolidated condensed balance sheet of eSoft as of March 31, 1999 has been combined with that of Apexx as of March 31, 1999. For the three months ended March 31, 1999 and 1998, the results of eSoft have been combined with those of Apexx for the same periods.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                             NOTES TO SUPPLEMENTAL CONSOLIDATED
                                                 CONDENSED FINANCIAL STATEMENTS
                                                                    (UNAUDITED)

================================================================================

                           Revenue, net loss and net loss per common share of eSoft and Apexx for the three months ended March 31, are as follows:

                           REVENUE:

                           Three Months Ended March 31,              1999                  1998
                                                                  -----------           -----------
                           eSoft, as previously reported          $   553,067           $   733,932
                           Apexx                                      610,041               744,612
                                                                  -----------           -----------

                           eSoft, as restated                     $ 1,163,108           $ 1,478,544
                                                                  ===========           ===========

                           NET LOSS:

                           Three Months Ended March 31,                  1999                  1998
                                                                  -----------           -----------
                           eSoft, as previously reported          $(2,729,323)          $  (295,240)
                           Apexx                                     (757,823)             (148,014)
                                                                  -----------           -----------

                           eSoft, as restated                     $(3,487,146)          $  (443,254)
                                                                  ===========           ===========

                           NET LOSS PER COMMON SHARE

                           Three Months Ended March 31,                  1999                  1998
                                                                  -----------           -----------
                           As previously reported:
                             Basic and diluted                    $      (.39)          $      (.09)

                           As restated:
                             Basic and diluted                    $      (.41)          $      (.09)
                                                                  -----------           -----------

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                             NOTES TO SUPPLEMENTAL CONSOLIDATED
                                                 CONDENSED FINANCIAL STATEMENTS
                                                                    (UNAUDITED)

================================================================================

3.   MERGER                Effective  May 25, 1999,  the Company  completed
     COSTS                 the merger of Apexx,  which is being accounted for
                           as a pooling of interests. (See Note 2) In connection with this merger, the Company expensed merger related costs of $193,000 consisting primarily of legal, accounting and consulting fees and the costs incurred for the subsequent registration of shares issued in the merger, and expects to incur an additional $605,000 in the second quarter of 1999. The Company also expects to incur approximately $100,000 related to integration of the companies' systems, estimated severance for terminated employees, costs associated with employees transferred to the Company's headquarters and other related costs in the second quarter of 1999.

4.   SUBSEQUENT            On July 8, 1999, the Company signed a letter of
     EVENTS                intent with Technologic, Inc., a privately held
                           company located in Norcross, Georgia. The Company will exchange approximately 1.5 million shares of its common stock for all of the shares, options and warrants of Technologic. The anticipated completion date of the merger is August 31, 1999.

                           In June 1999, the Company completed the private placement of $3,000,000 convertible subordinated debentures. Under the debenture agreement, the investor has the option to invest up to an additional $5 million in convertible debentures in two additional tranches. Under certain circumstances, the Company may require the investor to purchase $2 million of additional debentures.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                             NOTES TO SUPPLEMENTAL CONSOLIDATED
                                                 CONDENSED FINANCIAL STATEMENTS
                                                                    (UNAUDITED)

================================================================================

                           The debenture financing consisted of an initial $3 million of 5% convertible subordinated debentures due in June 2002. Interest is payable in cash or, at the Company's option, in shares of common stock. The debentures are convertible at any time at the investor's option into a fixed number of shares of eSoft common stock at $3.9125 per share, subject to certain anti-dilution provisions and adjustments. The investor also received warrants to purchase 766,773 shares of common stock with an exercise price of $4.4994 per common share. The warrants have a three year term. The Company has the ability, under certain circumstances, to obligate the investor to convert the debentures into common stock and to exercise the warrants.

                           As part of the debenture financing, the investor has the option to purchase an additional $5 million of debentures with warrants in two subsequent tranches. Under certain circumstances, the Company may require the investor to purchase $2 million of additional debentures, which would be convertible at $3.9125 per share, together with warrants to purchase 511,182 shares of common stock with an exercise price of $4.4994 per common share. The third tranche of $3 million of debentures would be convertible at the lower of (i) the Company's then current market price or (ii) $5.50, but in no event less than $3.9125 per share. The third tranche of debentures would be accompanied by warrants with an exercise price of 115% of the third tranche debenture conversion price.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
eSoft, Incorporated
Broomfield, Colorado

We have audited the accompanying supplemental consolidated balance sheet of eSoft, Incorporated and Subsidiary as of December 31, 1998, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1998. The supplemental consolidated financial statements give retroactive effect to the merger of eSoft, Incorporated and Apexx Technology, Inc. on May 25, 1999, which has been accounted for as a pooling of interests as described in the Summary of Accounting Policies and Note 14 to the supplemental consolidated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Apexx Technology, Inc. which financial statements reflect total assets of approximately $1,168,000 as of December 31, 1998 and total revenues of approximately $2,003,000 and $3,808,000 for each of the two years in the period ended December 31, 1998, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Apexx Technology, Inc., is based solely on the report of the other auditor.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditor provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditor, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of eSoft, Incorporated as of December 31, 1998 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, after giving retroactive effect to the merger referred to above, in conformity with generally accepted accounting principles.

                                              /s/ BDO Seidman, LLP

Denver, Colorado
July 16, 1999

INDEPENDENT AUDITORS' REPORT



Board of Directors
Apexx Technology, Inc.
Boise, Idaho

We have audited the balance sheet of Apexx Technology, Inc. as of December 31, 1998 and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1998. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apexx Technology, Inc. as of December 31, 1998 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

The Company's financial statements have been prepared assuming that it will continue as a going concern. The Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Balukoff, Lindstrom & Co., P.A.

Boise, Idaho
February 4, 1999
                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                      SUPPLEMENTAL CONSOLIDATED
                                                                  BALANCE SHEET

================================================================================

December 31,                                                             1998
                                                                      ----------
ASSETS

CURRENT:
  Cash and cash equivalents                                           $  677,944
  Investment securities                                                1,991,541
  Accounts receivable, less allowance of $267,241
      for possible losses                                              2,679,906
  Inventories                                                          1,577,666
  Prepaid expenses and other                                             188,084
                                                                      ----------

Total current assets                                                   7,115,141
                                                                      ----------

PROPERTY AND EQUIPMENT:
  Computer equipment                                                     350,178
  Furniture and equipment                                                248,299
  Manufacturing tool and equipment                                        26,424
                                                                      ----------

                                                                         624,901

Less accumulated depreciation                                            328,484
                                                                      ----------

Net property and equipment                                               296,417
                                                                      ----------

OTHER ASSETS:
  Capitalized software development costs, net of accumulated
      amortization of $314,453                                           867,072
  Other                                                                    7,039
                                                                      ----------

Total other assets                                                       874,111
                                                                      ----------

                                                                      $8,285,669
                                                                      ==========

                            See accompanying summary of accounting policies and
                       notes to supplemental consolidated financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                      SUPPLEMENTAL CONSOLIDATED
                                                      BALANCE SHEET (CONTINUED)

================================================================================

December 31,                                                                 1998
                                                                         ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT:
  Accounts payable                                                       $  1,358,081
  Note payable - bank                                                         104,309
  Marketing loan agreement                                                    356,060
  Deferred revenue                                                             23,910
  Customer deposits                                                           248,287
  Accrued expenses:
      Payroll and payroll expenses                                            256,033
      Other                                                                   234,332
                                                                         ------------

Total current liabilities                                                   2,581,012
                                                                         ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 5,000,000 shares authorized,
      none outstanding                                                             --
  Common stock, $.01 par value, 50,000,000 shares authorized,
      8,454,867 shares issued and outstanding                                  84,549
  Additional paid-in capital                                               10,160,063
  Accumulated deficit                                                      (4,539,955)
                                                                         ------------

Total stockholders' equity                                                  5,704,657
                                                                         ------------


                                                                         $  8,285,669
                                                                         ============

                            See accompanying summary of accounting policies and
                       notes to supplemental consolidated financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                      SUPPLEMENTAL CONSOLIDATED
                                                       STATEMENTS OF OPERATIONS

================================================================================

Years Ended December 31,                              1998                  1997
                                                  -----------           -----------
REVENUES                                          $ 7,675,706           $ 3,236,563

COST OF GOODS SOLD                                  3,353,846             1,492,119
                                                  -----------           -----------

Gross profit                                        4,321,860             1,744,444
                                                  -----------           -----------

EXPENSES:
  Selling and marketing                             4,006,067               793,397
  General and administrative                        3,154,864               826,239
  Engineering                                         715,951               110,724
  Research and development                            382,792               231,251
  Amortization of software costs                      189,399               116,912
                                                  -----------           -----------

Total costs and expenses                            8,449,073             2,078,523
                                                  -----------           -----------

Loss from operations                               (4,127,213)             (334,079)
                                                  -----------           -----------

OTHER (INCOME) EXPENSE:
  Interest (income) expense, net                     (139,611)               43,209
  Loss on sale of assets                                1,013                13,624
                                                  -----------           -----------

Total other (income) expense                         (138,598)               56,833
                                                  -----------           -----------

Loss before income tax (benefit) expense           (3,988,615)             (390,912)

Income tax (benefit) expense                         (162,000)              162,000
                                                  -----------           -----------

NET LOSS                                          $(3,826,615)          $  (552,912)
                                                  ===========           ===========

BASIC AND DILUTED LOSS PER COMMON
  SHARE                                           $      (.54)          $      (.21)
                                                  ===========           ===========

WEIGHTED-AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING  BASIC AND DILUTED             7,089,382             2,688,563
                                                  ===========           ===========


                                See accompanying summary of accounting policies
                   and notes to supplemental consolidated financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                      SUPPLEMENTAL CONSOLIDATED
                                             STATEMENTS OF STOCKHOLDERS' EQUITY

================================================================================

                                                                 Common Stock           Additional                       Total
                                                           --------------------------    Paid-in      Accumulated    Stockholders'
Years Ended December 31, 1998 and 1997                        Shares        Amount       Capital        Deficit         Equity
                                                           ------------  ------------  ------------   ------------   ------------

BALANCE, January 1, 1997                                      2,369,020  $     23,691  $    779,398   $   (160,428)  $    642,661
   Issuance of common stock pursuant to private
            placements, net of offering costs of $80,841      1,227,015        12,270       970,839             --        983,109
   Common stock subscribed                                      350,000         3,500       346,500             --        350,000
   Net loss for the year                                             --            --            --       (552,912)      (552,912)
                                                           ------------  ------------  ------------   ------------   ------------

BALANCE, December 31, 1997                                    3,946,035        39,461     2,096,737       (713,340)     1,422,858
   Issuance of compensatory options                                  --            --       106,413             --        106,413
   Issuance of warrants for prepaid consulting services              --            --       214,649             --        214,649
   Exercise of warrants and options                             442,372         4,424       396,076             --        400,500
   Issuance of common stock pursuant to initial public
            offering, net of offering costs of $540,850       1,550,000        15,500       993,650             --      1,009,150
   Issuance of common stock pursuant to private
            placements, net of offering costs of $866,449     1,960,557        19,605     5,912,194             --      5,931,799
   Issuance of common stock to employees                         90,000           900        89,100             --         90,000
   Issuance of common stock for offering fees                   110,000         1,100        (1,100)            --             --
   Issuance of common stock pursuant to conversion
            of notes payable                                    355,903         3,559       352,344             --        355,903
   Net loss for the year                                             --            --            --     (3,826,615)    (3,826,615)
                                                           ------------  ------------  ------------   ------------   ------------

BALANCE, December 31, 1998                                    8,454,867  $     84,549  $ 10,160,063   $ (4,539,955)  $  5,704,657
                                                           ============  ============  ============   ============   ============

                            See accompanying summary of accounting policies and
                       notes to supplemental consolidated financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                      SUPPLEMENTAL CONSOLIDATED
                                                       STATEMENTS OF CASH FLOWS

================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Years Ended December 31,                                                  1998             1997
                                                                       -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $(3,826,615)     $  (552,912)
  Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                      402,781          172,560
        Loss on sale of assets                                               1,013           13,624
        Amortization of discount on investments                            (71,624)              --
        Issuance of common stock for compensation                           90,000               --
        Provision for losses on accounts receivable                        212,981           51,465
        Provision for inventory obsolescence                                59,440               --
        Deferred tax expense (benefit)                                    (162,000)         162,000
        Consulting expense incurred for note payable                            --           41,000
        Issuance of compensatory options                                   106,413               --
        Non-cash additions to notes payable                                 47,189               --
        Changes in operating assets and liabilities:
           Accounts receivable                                          (2,436,249)        (379,650)
           Inventories                                                  (1,147,833)        (225,594)
         Other assets                                                      (15,953)         (43,241)
           Accounts payable                                                945,996          323,207
           Accrued expenses and other                                      619,296          105,930
           Deferred revenue                                                (22,712)         (11,348)
                                                                       -----------      -----------

Net cash used in operating activities                                   (5,197,877)        (342,959)
                                                                       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments                                               (1,919,917)              --
  Proceeds from sale of assets                                               2,722               --
  Purchase of property and equipment                                      (179,859)        (127,575)
  Advances on non-operating notes receivable - employee                    (15,000)         (20,000)
  Payments received from non-operating notes receivable - employee          20,443               --
  Additions to capitalized software                                       (405,000)        (221,139)
                                                                       -----------      -----------

Net cash used in investing activities                                   (2,496,611)        (368,714)
                                                                       -----------      -----------

                                See accompanying summary of accounting policies
                   and notes to supplemental consolidated financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                      SUPPLEMENTAL CONSOLIDATED
                                                       STATEMENTS OF CASH FLOWS
                                                                    (CONTINUED)

================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Years Ended December 31,                                         1998                 1997
                                                             -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock, warrants and options            8,748,748             1,213,950
  Offering costs paid                                         (1,126,405)              (80,841)
  Proceeds from stock subscription receivable                    200,000                    --
  Proceeds from short-term debt                                  668,872               370,000
  Payments on short-term debt                                   (390,000)             (395,000)
  Proceeds from long-term debt                                    93,323                    --
  Payments on long-term debt                                     (25,581)               (8,793)
  Proceeds from borrowings                                            --               100,000
  Payments on borrowings                                         (75,757)              (24,243)
  Proceeds (payments) from related party borrowings              (20,000)               20,000
  Deferred offering costs                                             --              (205,896)
                                                             -----------           -----------

Net cash provided by financing activities                      8,073,200               989,177
                                                             -----------           -----------

INCREASE IN CASH AND CASH EQUIVALENTS                            378,712               277,504

CASH AND CASH EQUIVALENTS, beginning of year                     299,232                21,728
                                                             -----------           -----------

CASH AND CASH EQUIVALENTS, end of year                       $   677,944           $   299,232
                                                             ===========           ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                     $    19,952           $    47,070
  Cash paid for taxes                                                 --                    21

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
  Common stock issued for conversion of debt                     355,903                    --
  Common stock issued for offering costs                           1,100                    --
  Warrants issued for prepaid consulting services                214,649                    --
  Convertible notes payable issued for consulting
      services and deferred offering costs                            --               116,000
  Common stock issued for subscription receivable                     --               200,000
  Short-term debt converted to long-term debt                         --                40,200
                                                             ===========           ===========

                            See accompanying summary of accounting policies and
                       notes to supplemental consolidated financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

BUSINESS eSoft, Incorporated (the "Company" or "eSoft"), a Delaware corporation, develops and markets internet connectivity solutions. The Company has developed software, which is integrated with a hardware component, that allows local area networks to connect with the internet. The software also contains full access control for its remote access features. The Company also resells related connectivity accessories. The Company previously had developed and sold software for the bulletin board market. The majority of the Company's products are manufactured by external sources. In 1998, 60% of the Company's product was purchased from two suppliers.

                           The Company was previously a Colorado corporation and was merged into a newly formed Delaware corporation as of February 17, 1998 of the same name with the Colorado corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interests with no change in the historical financial statements of eSoft. The newly formed corporation had no operations prior to the merger.

                           Effective May 25, 1999, the Company completed the merger (the "Merger") with Apexx Technology, Inc. ("Apexx") located in Boise, Idaho which provided for the exchange of all of the outstanding stock of Apexx for shares of eSoft common stock and for the conversion of all Apexx stock options into eSoft stock options to acquire 1,356,003 shares of eSoft common stock. The Merger has been accounted for as a pooling of interests.

                                                                                              Number of
                                                                                            eSoft Shares
                           Pooled Company          Nature of Operations     Merger Date        Issued
                           --------------          --------------------     -----------     ------------
                           Apexx Technology, Inc.  Internet connectivity    May 25, 1999      1,591,365
                                                   solutions

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           The supplemental consolidated financial statements give retroactive effect to the Merger, which has been accounted for using the pooling of interests method and, as a result, the financial position, results of operations and cash flows are presented as if Apexx had been consolidated with eSoft for all years presented. As required by generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements upon issuance of the financial statements for the period that includes the date of the Merger. The supplemental consolidated statements of stockholders' equity reflect the accounts of eSoft as if the additional common stock issued in connection with the Merger had been issued for all periods presented.

                           The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of eSoft included in eSoft's 1998 annual report on Form 10-KSB and the March 31, 1999 Form 10-QSB and the financial statements of Apexx included in Form 8-K/A dated August 9, 1999, and included in eSoft's S-4 Registration Statement dated April 20, 1999.

                           The supplemental consolidated balance sheet of eSoft as of December 31, 1998 has been combined with that of Apexx as of December 31, 1998. For the years ended December 31, 1998 and 1997, the results of eSoft have been combined with those of Apexx for the same years.

PRINCIPLES OF              The supplemental consolidated financial statements
CONSOLIDATION              include the accounts of the Company and its
                           wholly-owned subsidiary, Apexx. All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH                       The Company considers cash and all highly liquid
EQUIVALENTS                investments purchased with an original maturity of
                           three months or less to be cash equivalents.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

INVESTMENT                 Investment securities are classified as either
SECURITIES                 held-to-maturity, available-for-sale or trading.
                           Investment securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. It is management's intention and it has the ability to hold investment securities classified as held-to-maturity and, accordingly, adjustments are not made for temporary declines in their market value below amortized cost. Investment securities classified as available-for-sale are carried at their estimated market value with unrealized holding gains and losses, net of tax, reported as a separate component of stockholders' equity until realized.
                           Investment securities classified as trading are carried at estimated market value. Unrealized holding gains and losses for trading securities are included in the statements of income. Gains and losses on securities sold are determined based on the specific identification of the securities sold.
                           At December 31, 1998, all investments are classified as held-to-maturity.

INVENTORIES                Inventories, consisting of purchased goods, are
                           valued at the lower of cost (weighted-average) or market.

PROPERTY AND               Property and equipment are stated at cost.
EQUIPMENT                  Depreciation is computed using the straight-line
                           method over the estimated useful lives (generally five years) of the assets.

                           Depreciation expense for the years ended
                           December 31, 1998 and 1997, was $106,228 and $55,648.

CAPITALIZED                Costs incurred internally in creating software
SOFTWARE COSTS             products for resale are charged to expense until
                           technological feasibility has been established upon completion of a detail program design. Thereafter, all software development costs are capitalized until the point that the product is ready for sale and subsequently reported at the lower of amortized cost or net realizable value.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           In accordance with Statement of Financial Accounting Standard ("SFAS") No. 86, the Company recognizes the greater amount of annual amortization of capitalized software costs under 1) the ratio of current year revenues by product, to the product's total estimated revenues method or 2) over the products estimated economic useful life by the straight-line method.

LONG-TERM                  The Company applies SFAS No. 121, "Accounting for
ASSETS                     the Impairment of Long-Lived Assets." Under SFAS
                           No. 121, long-lived assets and certain intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

REVENUE                    The Company recognizes certain revenue at the time
RECOGNITION                products are shipped to its customers. Provision is
                           made currently for estimated product returns which may occur. Revenue from support and update service agreements is deferred at the time the agreement is executed and recognized ratably over the contractual period. The Company recognizes revenues from customer training and consulting services when such services are provided. All costs associated with licensing of software products, support and update services, and training and consulting services are expensed as incurred.

                           A portion of sales is made to distributors under terms allowing certain rights of return and price protection on unsold product held by the distributors.

                           Software Revenue Recognition

                           The Company follows the guidance of Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 provides guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing or otherwise marketing computer software.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

ADVERTISING                The Company records advertising expense in the
                           period the expense is incurred. In 1998 and 1997, the Company recorded $682,147 and $255,584 in advertising expense.

INCOME TAXES               The Company with consent of its stockholder,
                           through September 4, 1997, elected under the Internal Revenue Code to be an S-corporation.
                           Subsequent to September 4, 1997, the Company is taxed as a U.S. C-corporation. Philip L. Becker,
                           Ltd. elected to be taxed as a partnership. In lieu of corporation income taxes, the stockholder and partners were taxed on their proportional share of the Company's or partnership's taxable income.
                           Therefore through September 4, 1997, no provision for income taxes has been made in the accompanying financial statements.

                           The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires use of the "liability method" Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities, using the enacted tax rates in effect for the year in which the differences are expected to reverse. The provisions of SFAS No. 109 did not have an impact until after September 4, 1997.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

NET INCOME                 The Company follows the provisions of SFAS No. 128,
(LOSS) PER SHARE           "Earnings Per Share." SFAS No. 128 provides for the
                           calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period.
                           Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. Basic and diluted earnings per share are the same for all periods presented.

                           For the years ended December 31, 1998 and 1997, total stock options and stock warrants of 3,322,083, and 1,850,271 were not included in the computation of diluted earnings per share because their effect was anti-dilutive.

USE OF ESTIMATES           The preparation of financial statements in
                           conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

CONCENTRATIONS             Credit risk represents the accounting loss that
OF CREDIT RISK             would be recognized at the reporting date if
                           counterparties failed to completely perform as contracted. Concentrations of credit risk, whether on or off the balance sheet, that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           Concentrations of credit risk with respect to trade accounts receivable are generally limited due to customers are dispersed across geographic areas. On-going credit evaluations of customers' financial condition are performed and, generally no collateral is required. The Company maintains an allowance for potential losses based on management's analysis of possible uncollectible accounts (See Note 14).

FAIR VALUE OF              Unless otherwise specified, the Company believes the
FINANCIAL                  book value of financial instruments approximates
INSTRUMENTS                their fair value.


STOCK OPTIONS              The Company applies Accounting Principles Board
AND WARRANTS               Opinion ("APB") 25, "Accounting for Stock Issued to
                           Employees," and related Interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options granted at prices below the market price of the underlying common stock on the date of grant.

                           SFAS No. 123, "Accounting for Stock-Based
                           Compensation," requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123.

COMPREHENSIVE              The Company has adopted SFAS No. 130, "Reporting
INCOME                     Comprehensive Income". Comprehensive income is
                           comprised of net income and all changes to the statements of stockholders' equity, except those due to investment by stockholders, changes in paid in capital and distributions to stockholders. The adoption of SFAS No. 130 does not impact the Company's financial statements for 1998 and 1997.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY

                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

IMPACT OF                  SFAS No. 133, "Accounting for Derivative Instruments
RECENTLY ISSUED            and Hedging Activities" requires companies to record
ACCOUNTING                 derivatives on the balance sheet as assets or
PRONOUNCEMENTS             liabilities, measured at fair market value. Gains or
                           losses resulting from changes in the values of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000.
                           Management believes that the adoption of SFAS No.
                           133 will have no material effect on its financial statements.

                           SOP 98-5, "Reporting on the Costs of Start-Up Activities," requires that the costs of start-up activities, including organization costs, be expensed as incurred. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 1998. Management believes that the adoption of SOP 98-5 will have no material effect on its financial statements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

1.   BUSINESS              Revenue, net loss and net loss per common share of
     COMBINATION           eSoft and Apexx for the two years ending
                           December 31, are as follows:

                           REVENUE:

                           Years Ended December 31,                   1998                 1997
                                                                  -----------           -----------
                           eSoft, as previously reported          $ 3,867,600           $ 1,233,137
                           Apexx                                    3,808,106             2,003,426
                                                                  -----------           -----------

                           eSoft, as restated                     $ 7,675,706           $ 3,236,563
                                                                  ===========           ===========

                           NET LOSS:

                           Years Ended December 31,                      1998                  1997
                                                                  -----------           -----------
                           eSoft, as previously reported          $(2,940,662)          $  (355,252)
                           Apexx                                     (885,953)             (197,660)
                                                                  -----------           -----------

                           eSoft, as restated                     $(3,826,615)          $  (552,912)
                                                                  ===========           ===========

                           NET LOSS PER COMMON SHARE

                           Years Ended December 31,                      1998                  1997
                                                                  -----------           -----------
                           As previously reported:
                             Basic and diluted                    $      (.54)          $      (.23)

                           As restated:
                             Basic and diluted                    $      (.54)          $      (.21)
                                                                  -----------           -----------

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

2.   INVESTMENT            A summary of the amortized cost and estimated market
     SECURITIES            value of investment securities which mature in six
                           months is as follows:

                                                                            Gross        Gross
                                                                         Unrealized   Unrealized      Estimated
                                 December 31, 1998      Amortized Cost      Gains       Losses       Market Value
                                 -----------------      --------------   ----------   ----------     ------------
                                 HELD TO MATURITY:

                                   Short-term zero
                                       coupon notes      $ 1,991,541      $     --     $    --       $ 1,991,541
                                                         ===========      ========     =======       ===========

                           There were no investment securities at December 31, 1997.

3.   INVENTORIES           Inventories at December 31, 1998 consisted of the
                           following:

                                                                         1998
                                                                      ----------
                           Finished goods                             $1,351,773
                           Raw materials                                 285,333
                                                                      ----------
                                                                       1,637,106
                           Less reserve for obsolescence                  59,440
                                                                      ----------

                                                                      $1,577,666
                                                                      ==========

4.   REVOLVING             The Company has an unused bank line of credit of
     LINE OF CREDIT        $500,000. The line bears interest at prime plus 1.5%.
                           The line expired in May 1999, and is secured by accounts receivable, inventory, equipment, and other assets. Two of the Company's primary stockholders have personally guaranteed the bank line of credit.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           The line-of-credit has certain debt covenants. These debt covenants are as follows:

                           o        Ratio of current assets to current
                                    liabilities of at least 1.5 to 1

                           o Ratio of total liabilities to tangible net worth that does not exceed 2.5 to 1

                           o        Minimum working capital of $150,000

                           At December 31, 1998, the Company was not in compliance with the above covenants and the Company has not obtained a waiver for such violations.

5.   NOTE PAYABLE -        Note payable - bank consists of the following:
     BANK

                           December 31,                                    1998
                                                                         --------
                           Note payable to bank, payable in monthly
                             installments of $3,171, including interest
                             at prime plus 1.5% (9.25% at December 31,
                             1998), equipment, inventory and accounts
                             receivable are provided as collateral       $104,309

                           The Note Payable - Bank agreement contains a provision that upon an occurrence of change in control of the company (Apexx) the note is due immediately.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

6.   RESEARCH AND          During the years ended December 31, 1998 and 1997,
     DEVELOPMENT           the Company capitalized $405,000 and $221,139 of
                           software development costs. Amortization expense of capitalized software development costs included in depreciation and amortization for the years ended
                           December 31, 1998 and 1997 amounted to $189,399 and
                           $116,912. Research and development costs were $382,792 and $231,251 for the years ended December
                           31, 1998 and 1997.

                           Research and development expenditures during the following periods were comprised as follows:

                           Years Ended December 31,                      1998       1997
                                                                       --------   --------
                           Payroll and related costs                   $266,494   $279,162
                           Officer payroll                                   --     50,000
                           Internet and telephone expenses                   --     30,056
                           Occupancy costs                                   --     34,860
                           Purchased services                           410,820      2,320
                           Other                                        110,478     55,992
                                                                       --------   --------

                                                                        787,792    452,390
                           Less capitalized software costs              405,000    221,139
                                                                       --------   --------

                                                                       $382,792   $231,251
                                                                       ========   ========

7.   INCOME TAXES          The provision for income taxes consisted of the
                           following:

                           Years Ended December 31,                    1998         1997
                                                                     ---------    ---------
                           DEFERRED EXPENSE (BENEFIT):

                           Federal                                   $(148,000)   $ 148,000
                           State                                       (14,000)      14,000
                                                                     ---------    ---------

                                                                     $(162,000)   $ 162,000
                                                                     =========    =========

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           A reconciliation of the effective tax rate and the statutory U.S. federal income tax rates are as follows:

                           Years Ended December 31,                        1998           1997
                                                                        -----------    -----------
                           Federal tax benefit at the federal
                             statutory rate                             $(1,357,000)   $  (133,000)
                           State income tax benefit, net of
                             federal tax amount                            (153,000)       (17,000)
                           Permanent differences                           (110,000)         2,000
                           Other                                             62,000        (20,000)
                           Deferred tax expense due to S. Corp
                             termination                                         --        243,000
                           Increase in valuation allowance                1,396,000         87,000
                                                                        -----------    -----------

                           Income tax (benefit) expense                 $  (162,000)   $   162,000
                                                                        ===========    ===========

                           Temporary differences that give rise to a significant portion of the deferred tax assets and liabilities are as follows:

                           December 31,                                1998
                                                                    -----------
                           Net operating loss carryforwards         $ 1,442,121
                           Tax credit carryforward                       37,038
                           Accounts receivable                          100,646
                           Inventory                                     22,000
                           Accruals                                     194,200
                           Options and warrants                          66,000
                                                                    -----------

                           Total deferred tax asset                   1,862,005
                                                                    -----------

                           Capitalized software costs                  (325,000)
                           Property and equipment                        (1,588)
                           Other                                         (9,000)
                                                                    -----------

                           Total deferred tax liability                (335,588)
                                                                    -----------

                           Total                                      1,526,417

                           Less valuation allowance                   1,526,417
                                                                    -----------

                           Net deferred tax asset (liability)       $        --
                                                                    ===========

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           The valuation allowance of $1,526,417 at December 31, 1998, was established because the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

                           At December 31, 1998, the Company had net operating loss carryforwards of approximately $3,798,000 with expirations through 2018. The utilization of certain of the loss carryforwards are limited under Section 382 of the Internal Revenue Code.

                           As stated in the summary of accounting policies, eSoft had elected to be taxed as an S corporation. In lieu of the corporation income taxes, the stockholders and partners were taxed on their proportional share of eSoft's taxable income. The pro forma income (loss) per common share if eSoft was subject to taxes (federal statutory rate of 34%) would be as follows:

                           Year Ended December 31,                       1997
                                                                      ---------
                           Loss before income taxes                   $(390,912)
                           Pro forma income tax benefit                  66,000
                                                                      ---------

                           Pro forma net loss                         $(324,912)
                                                                      =========

                           Pro forma loss per share                   $    (.12)
                                                                      =========

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

8.   COMMITMENTS           The Company leases certain of its facilities and
     AND                   equipment under noncancellable operating lease
     CONTINGENCIES         agreements which expire at various dates through
                           2004. Rent expense for the years ended December 31, 1998 and 1997 was $172,680 and $98,178.

                           Subsequent to December 31, 1998, the Company executed a lease to relocate its corporate headquarters and shipping and assembly facilities into one location. The new facility lease expires in May 2004 and annual rental payments are $173,000. The Company was fully released from its lease on its prior corporate headquarters. Future minimum lease payments under noncancellable operating leases as adjusted for the new corporate headquarters lease are as follows:

                           Years Ending December 31,
                           1999                           $147,000
                           2000                            182,000
                           2001                            185,000
                           2002                            186,000
                           2003                            187,000
                           Thereafter                       78,000
                                                          --------

                                                          $965,000
                                                          ========

                           Software Development and License Agreements

                           The Company has entered into several software development and license agreements related to software utilized in certain of the Company's products. The agreements require compensation or royalty payments based on percentages (ranging from 2.5% to 33.3%) of applicable gross sales and subject to certain maximum amounts per license as defined in the agreements.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           During 1998, the Company entered into an agreement to terminate the software development agreements. The termination agreement required the Company to pay $30,000 at the agreement's inception; $30,000 no later than 15 days after the Company completes its proposed public offering but not later than December 31, 1998 if the proposed public offering is not completed by that date; and the issuance of stock warrants entitling the warrant holder, for a period of two years from January 29, 1998 to purchase up to 20,000 shares of the Company's common stock at a price of $1.00 per share until one year after the closing of the public offering and $1.15 per share until the warrants expire. The required $60,000 payment was made in 1998.

                           In 1998, the Company entered into a software development agreement with a company. The development agreement required a payment of $150,000 for a wireless product with VPN capabilities to be integrated with the IPAD. Additionally, in conjunction with its sales efforts in Japan, the company was paid $195,000 to nationalize the interface of the IPAD for the Japanese marketplace.

                           Marketing Agreement

                           In June 1998, the Company entered into an agreement with Extended Systems, Inc. (ESI). Under the terms of the agreement, ESI agreed to loan the Company up to $500,000 to assist in marketing ESI's products. The loan balance is reduced by $158 for each unit sold through October 1999. The unpaid balance is due in October 1999 and can be paid in cash, common stock of the Company, or by another mutually agreed upon payment method. The Company controls the choice of payment options. As of December 31, 1998, ESI has advanced the Company approximately $390,000, including cash advances of $308,872 and noncash advances of approximately $80,000 and the recorded balance after accounting for the number of units sold was $356,061. Interest on the note accrues at a rate of 6% per year.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           Pacific Crest Securities, Inc. Agreement

                           On January 25, 1999, the Company entered into an agreement with Pacific Crest Securities, Inc. ("Pacific") related to the Merger. Under the terms of the agreement, eSoft pays Pacific $200,000 and the Company's stockholders transfer 48,000 shares of eSoft stock to Pacific.



                           Employment Agreements

                           On September 2, 1997 the Company entered into an employment agreement with an officer and a director that extends for a thirty-six month period commencing on September 1, 1997. Under the terms of the agreement, the Company is obligated to pay the sum of $10,000 per month. In addition, the officer and director was granted incentive stock options to acquire 200,000 shares of common stock at a price of $1.00 per share for a period of five years. The options vest over a 36 month period as follows: 7/36 of the options vested in April 1998 and 1/36 of the options will vest on the first day of each month thereafter. A quarterly performance bonus equal to 10% of the Company's earnings, net of adjustments for interest and taxes. In the event that the bonus exceeds 50% of the gross annual salary, the bonus will be capped at the amount of the salary for the quarter.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           On November 6, 1998 the Company entered into an employment agreement with an officer and director that extends for a thirty-six month period commencing on November 9, 1998. Under the terms of the agreement, the Company is obligated to pay the sum of $15,000 per month. In addition, the officer and director was granted incentive stock options to acquire 400,000 shares of eSoft common stock at a price of $4.00 per share for a period of four years. The options vest over a 36 month period as follows:
                           7/36 of the options will vest in June 1999 and 1/36 of the options will vest on the first day of each month thereafter. The officer and director is also eligible to receive incentive pay equal to 50% of his annual salary paid quarterly based on objectives agreed by officer and the Company's Board of Directors. The incentive pay will be based as follows: one-third on revenue, one-third on earnings and one-third on mutually agreed quarterly objectives.

                           The Company has entered into employment agreements with four other executive officers with a range of salary levels and benefits. The term of these employment agreements is thirty-six months, at salary levels ranging from $7,500 to $11,000 per month. The agreements terminate from December 2000 through December 2001. The employment agreements provide for either a quarterly performance-based bonus ranging from $5,000 to $12,500, or a 1% commission on gross sales, paid on a monthly basis. In addition to monthly compensation and quarterly bonuses, executives under these agreements have received incentive stock options to purchase between 20,000 and 60,000 shares of eSoft common stock at exercise prices ranging from $1.00 to $6.15 per share.

                           Future commitments under the above employment agreements are $695,000, for 1999, 2000 and 2001.

                           Effective March 30, 1999, the Company served its former Vice President of Marketing with notice of termination of services pursuant to his employment agreement. The agreement requires payment of three months salary totaling $31,250 and participation in its employee benefit program as severance beginning in April 1999.

                                                        eSOFT, INCORPORATED AND
                                                                     SUBSIDIARY


                                                 SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           Effective March 30, 1999, the Company served its former Chief Financial Officer with notice of termination of services pursuant to his employment agreement. The agreement requires payment of three months salary totaling $22,500 and participation in its employee benefit program as severance beginning in April 1999.

                           Effective February 28, 1999, the Company served its former President and Chief Operating Officer with notice of termination of services pursuant to his employment agreement. The employment agreement required ninety days prior notice of termination of services. The agreement requires payment of three months salary totaling $30,000 and participation in its employee benefits program as severance beginning March 1, 1999


9.   STOCKHOLDERS'         Stock Split
     EQUITY

                           On August 27, 1997, the Board of Directors authorized a stock split of 63.1579 to 1. All references to common share and per share amounts in the accompanying financial statements have been retroactively restated to reflect the effect of the stock split.

                           Private Placements

                           On September 12, 1997, the Company sold 820,000 shares of common stock for $410,000 in a private placement. Warrants to purchase 414,600 shares of common stock were issued to consultants and investors at an exercise price of $1.00 per share. The warrants were modified in January 1998 changing the term to one year and fifteen days after the Company's shares are listed for trading. If the shares are not exercised within a year, the exercise price increases to $1.15 for fifteen days. The net proceeds to the Company after stock issuance costs was $329,159.

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           In December 1997, the Company sold 350,000 shares of common stock for $350,000 in a private placement. The Company granted the promoter of the private placement warrants to purchase an additional 87,500 shares of common stock at $1 per share. The warrants expire December 22, 1999.

                           In 1997, the Company completed two private placements totaling $653,950. In connection with these private placements, the Company issued 190,228 and 216,787 shares at a price of $0.89 and $2.23 per share.

                           In January 1998, the Company granted 90,000 shares of common stock to certain employees for past services rendered to the Company. The Company recognized $90,000 of compensation expense based on the fair value of its common stock at that date.

                           During the first quarter of 1998, the Company completed a $290,000 private placement of 290,000 shares of the Company's common stock, at a price of $1.00 per share to officers, directors, and key employees. The Company received $186,983 from the offering net of offering costs.

                           During the first quarter of 1998, the Company accepted stock subscriptions of $150,000 from consultants and an officer of the Company at a price of $1.00 per share. In March and April 1998, $150,000 of the stock subscription was collected. The Vancouver Stock Exchange required stockholder approval of the private placement to the officer which was received in December 1998 at which time the shares were issued to the officer.

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           In June 1998, the Company completed the private placement of 1,468,941 shares of its common stock at a price of $4.25 per share for a total offering of $6,243,000. The net cash proceeds to the Company from the private placement were $5,479,568 after payment of expenses of the offering of $255,607, and payment of $507,825 commissions to the agent, sub-agents, and finders, who in addition were issued warrants to purchase 159,318 shares of the Company's common stock at a price of $4.25 per share in the first year and $4.90 per share in the second year

                           In 1998, the Company completed the private placement of 51,616 shares of its common stock at a price of $2.23 per share. The net cash proceeds to the Company were $115,250.

                           Initial Public Offering

                           In March 1998, the Company completed its initial public offering in Canada of 1,550,000 shares of the Company's common stock at an offering price of $1.00 per share. Additionally, the agent was issued 110,000 shares of the Company's common stock in the Canadian Offering along with warrants to purchase 250,000 shares of the Company's common stock at a price of $1.00 for the first 12 months and at a price of $1.15 for the next 12 months. The net cash proceeds to the Company from the IPO was approximately $1,009,000 after payment of expenses of approximately $541,000. In April 1998, the agent exercised its warrants at a price of $1.00 per share and the Company issued 250,000 shares of its common stock.

                           Exercise of Stock Options and Warrants

                           In February 1998, the Company issued 60,000 shares of its common stock at $.50 per share upon exercise of options previously granted.

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           During the first quarter of 1998, the Company issued 15,676 shares of its common stock at a price of $1.00 and 11,196 shares of its common stock at a price of $.10 per share for a total of $15,000 upon the exercise of options previously granted.

                           In the third quarter of 1998, the Company issued 70,000 shares of its common stock at a price of $1.00 per share for a total of $70,000 upon the exercise of options and warrants previously granted and are in addition to issuances previously described.

                           In the fourth quarter of 1998, the Company issued 35,500 shares of its common stock at a price of $1.00 per share for a total of $35,500 upon the exercise of options and warrants previously granted.

                           Conversion of Debt

                           Prior to January 1, 1996 the Company had entered into an unsecured note agreement with the initial stockholder in the amount of $125,000 with interest at 9% per annum, maturing December 31, 1997. The Company also had borrowed an additional $111,598 from the stockholder under various unsecured demand note agreements with interest at 7% per annum.

                           On June 21, 1996, the stockholder converted $130,555 of the above notes into 341,454 shares of common stock. The remaining amounts outstanding and additional advances from the stockholder during 1996 were combined into a $239,903 unsecured demand note payable. The note bears interest at 7% per annum and requires monthly interest payments of $1,399. In October 1997, the note was amended which provides the Company the option to convert the note into equity at the price of the Company's contemplated initial public offering. The note is payable in full on January 2, 1999.

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           During 1997, the Company entered into an agreement with a business consulting firm to provide services through May 31, 1998 in exchange for convertible notes payable totaling $116,000. The convertible notes payable bear interest at a rate of 12% per annum and are payable on January 2, 1999. The notes are convertible into common stock, at the Company's option, at the price of the Company's contemplated initial public offering.

                           In the first quarter of 1998, the holders of the above convertible notes totaling $355,903 converted the notes into 355,903 shares of common stock at a price of $1.00 per share.

     10. STOCK             In September 1998, the Board of Directors, and on
         OPTION            December 4, 1998, the stockholders, of the Company
         PLANS             approved an amended Equity Compensation Plan,
                           originally adopted in August 1997 (the "Plan"), which provides for incentive stock options and non-statutory options to be granted to officers, employees, directors and consultants to the Company.
                           Options to purchase up to 1,700,000 shares of the Company's Common Stock may be granted under the Plan.
                           Terms of exercise and expiration of options granted under the Plan may be established at the discretion of an administrative committee appointed to administer the Plan or by the Board of Directors if no committee is appointed, but no option may be exercisable for more than five years. As of December
                           31, 1998, options to purchase 1,516,500 shares of the Company's common stock had been granted under the Plan.

                           In September 1997, the Company granted options to purchase an aggregate of 260,000 shares of its common stock to employees. Terms of the employee options are 200,000 shares at $1 per share and $60,000 at $.50 per share which expire September 2002.

                           In 1997, the Company granted options to purchase 86,285 shares of common stock at $1.00 per share to employees and directors. The shares vest over various periods from 0 months to 60 months. The options expire through December 2007. No options were issued at a price below fair market value at date of grant.

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           In 1998, the Company granted options to purchase 1,156,500 shares of common stock ranging from $1.00 - $6.85 per share to employees and directors. The shares vest over various periods from 2 months to 36 months. The options expire through February 2003. Of the 1,156,500 options, 60,000 were issued at a price below fair market value at date of grant and, accordingly, the Company recognized compensation expense of $69,600 based on the difference between the exercise price and the fair market value at the grant date.

                           In 1998, the Company granted 100,000 options to consultants at $1 per share, of which 65,000 options vest at date of grant, 35,000 options vest ratably over a 36 month period, with 25,000 of these options being canceled in 1998. The options expire through March 2002.

                           In 1998, the Company granted options to purchase 207,024 shares of common stock ranging from $.10 to $2.50 per share to employees and directors. The shares vest over various periods from 0 months to 60 months. The options expire through January 2008. Of the 207,023 options, 136,461 were issued at a price below fair market value at date of grant and, accordingly, the Company recognized compensation expense of $36,813 in 1998 based on the difference between the exercise price and the fair market value at the grant date.

     11.  STOCK OPTIONS    The disclosures below include options issued by
          AND WARRANTS     Apexx, as if such options were issued for the
                           purchase of eSoft's common stock, and are based on the exchange ratio of eSoft's common stock for Apexx's stock options pursuant to the related merger agreement.

                           The Company applies APB 25 in accounting for stock options and stock purchase warrants granted to employees. Had compensation expense been determined based upon the fair value of the awards at the grant date and consistent with the method under SFAS 123, the Company's net loss and basic and diluted loss per share would have been increased to the pro forma amounts indicated in the following table.

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================


                           Years Ended December 31,                            1998             1997
                                                                           -------------    -------------

                           Net loss as reported                            $  (3,826,615)   $    (552,912)
                           Net loss pro forma                                 (3,895,479)        (603,944)

                           Basic and diluted loss per share
                             as reported                                            (.54)            (.21)
                           Basic and diluted loss per share
                             pro forma                                              (.55)            (.22)
                                                                           =============    =============



                           Years Ended December 31,                            1998                 1997
                                                                           -------------      -------------
                           Dividend yield                                              0%                    0%
                           Expected volatility                                6 TO 56.75%           0 to 56.75%
                           Risk free interest rates                         4.12 TO 6.20%                    6%
                           Expected lives in years                       1.17 TO 5 YEARS    0.25 to 1.94 years
                                                                         ===============    ==================


                           A summary of the status of the Company's stock option plans as of December 31, 1998 and 1997 is presented below:


                                                                   Options                        Warrants
                                                           -------------------------     -------------------------
                                                                          Weighted                      Weighted
                                                                           Average                       Average
                                                                          Exercise                      Exercise
                                                             Shares         Price         Shares          Price
                                                           ----------     ----------     ----------    ----------

                           Outstanding,
                              January 1, 1997              1,004,058        $  .32              --        $   --
                                             Granted         346,285           .91         502,100          1.00
                                             Canceled         (2,172)         (.50)             --            --
                                                           ---------        ------      ----------        ------

                           Outstanding,
                              December 31, 1997            1,348,171           .48         502,100          1.00
                                             Granted       1,463,524          2.70         554,318          3.20
                                             Canceled       (103,658)        (1.40)             --            --
                                             Exercised      (147,372)         (.73)       (295,000)        (1.00)
                                                           ---------        ------      ----------        ------
                           Outstanding
                              December 31, 1998            2,560,665        $ 1.68         761,418        $ 2.61
                                                           =========        ======      ==========        ======
                           Exercisable
                              December 31, 1997            1,038,612        $  .32          87,500        $ 1.00
                                                           =========        ======      ==========        ======

                           Exercisable
                              December 31, 1998            1,308,877        $  .56         761,418        $ 2.61
                                                           =========        ======      ==========        ======

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================


                                                                                   Options           Warrants
                                                                                ---------------   ---------------

                           Weighted average fair value of options
                             and warrants granted during 1997                   $           .91   $          1.00

                           Weighted average fair value of options
                             and warrants granted during 1998                   $           .80   $          1.20
                                                                                ===============   ===============

                           The following table summarizes information about exercisable stock options and warrants at December 31, 1998.



                                                        Outstanding                         Exercisable
                                           ---------------------------------------    ------------------------
                                                           Weighted
                                                           Average     Weighted                     Weighted
                              Range of                    Remaining    Average                      Average
                            Exercisable       Number     Contractual   Exercise          Number     Exercise
                               Prices      Outstanding       Life        Price        Exercisable     Price
                           --------------------------------------------------------------------------------------
                           December 31, 1998
                           ======================================================================================

                           OPTIONS:

                           $   .10 -  .50        920,445         4.38  $       .26         918,093   $      .26

                              1.00 - 1.10        773,933         4.25         1.00         353,727         1.00

                                     2.50        159,787         4.36         2.50          20,557         2.50

                              3.06 - 4.00        581,500         3.55         3.74           1,500         4.00

                              5.34 - 6.85        125,000         3.61         5.96          15,000         5.34
                                           ------------- ------------  -----------    -------------  ----------

                           $  1.00 - 6.98      2,560,665         4.11  $      1.68        1,308,877  $      .56
                                           ============= ============  ===========    =============  ==========

                           WARRANTS:

                           $  1.00 - 1.10        477,100          .44  $      1.02          477,100  $     1.02

                              4.25 - 4.68        169,318         1.66         4.28          169,318        4.28

                              5.34 - 6.98        115,000         4.39         6.77          115,000        6.77
                                           ------------- ------------  -----------    -------------  ----------

                           $  1.00 - 6.98        761,418         1.30  $      2.61          761,418  $     2.61
                                           ============= ============  ===========    =============  ==========

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           The weighted average grant date fair value of stock options granted is summarized as follows:


                           Years Ended December 31,                             1998           1997
                                                                           ------------   ------------

                           Market value equal to exercise price            $        .73   $       1.00

                           Market value greater than exercise price                 .55             --

                           Market value less than exercise price                   1.15            .88
                                                                           ============   ============

                           The weighted average grant date fair value of warrants granted is summarized as follows:


                           Years Ended December 31,                             1998           1997
                                                                           ------------   ------------

                           Market value equal to exercise price            $        .11   $       1.00

                           Market value greater than exercise price                  --             --

                           Market value less than exercise price                   2.24             --
                                                                           ============   ============

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           During 1998, the Company granted warrants to purchase 145,000 shares of common stock ranging from $1.00 to $6.98 per share to consultants. The warrants vest immediately and expire at various dates through November 2003. Certain of the consulting agreements are for twelve-month periods and, therefore, the Company recorded an asset of $214,649 that is being amortized over twelve months. In 1998, the Company recognized approximately $108,000 of expense in conjunction with the above warrants.

     12.  RETIREMENT       The Company has a Simple SEP pension plan which
          PLAN             includes all employees who have attained the age of
                           21 and have been employed by the Company for one year. To be eligible to participate in the plan, the employee must be reasonably expected to receive compensation in the plan year of at least $5,000. The
                           Company matches employee contributions dollar for dollar up to 3% of the employee's gross wages. For the years ended December 31, 1998 and 1997, the Company contributed $16,668 and $9,733, respectively, on behalf of employees to the retirement plan.

     13.  RELATED          A director of the Company is also the President,
          PARTY            Chief Executive Officer and a director of CANnect
          TRANSACTIONS     Communications, Inc., which is a distributor of the
                           Company's products in Canada. CANnect purchased
                           $47,000 of the Company's products in 1998. There were no such purchases in 1997.

     14.  BUSINESS         In 1998, the Company adopted SFAS No. 131,
          SEGMENTS         "Disclosures About Segments of an Enterprise and
                           Related Information." Disclosures required by SFAS
                           No. 131 are as follows:

                           The Company is engaged in one business segment - Internet Connectivity Solutions.

                           The following table presents information by geographic area:

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================


                                                                           Long-Lived
                           Year Ended December 31, 1998     Revenues(1)       Assets
                           ----------------------------    ------------   -------------

                           United States                   $  6,417,000   $  1,163,000
                           Foreign countries                  1,259,000             --
                                                           ------------   ------------

                                                           $  7,676,000   $  1,163,000
                                                           ============   ============


                           For the year ended December 31, 1997, there were no foreign sales.

                           (1) Revenues are attributed to countries based on
                               location of customer.

                           During 1998, sales to two domestic customers represented $2,162,000 of the Company's total sales. At December 31, 1998, accounts receivable from these customers was $1,770,000. For the year end December 31, 1997, there were no such concentrations in sales or accounts receivable.

                           For the year ended December 31, 1998 revenues from significant customers consisted of the following:



                           Customer:

                                  A                                     23%
                                  B                                     11%



     15. SUBSEQUENT
         EVENTS On July 8, 1999, the Company signed a letter of intent with Technologic, Inc., a privately held company located in Norcross, Georgia. The Company will exchange approximately 1.5 million shares of its common stock for all of the shares, options and warrants of Technologic. The anticipated completion date of the merger is August 31, 1999.

                                                         eSOFT, INCORPORATED AND
                                                                      SUBSIDIARY


                                                  SUMMARY OF ACCOUNTING POLICIES

================================================================================

                           In June 1999, the Company completed the private placement of $3,000,000 convertible subordinated debentures. Under the debenture agreement, the investor has the option to invest up to an additional $5 million in convertible debentures in two additional tranches. Under certain circumstances, the Company may require the investor to purchase $2 million of additional debentures.

                           The debenture financing consists of an initial $3 million of 5% convertible subordinated debentures due in June 2002. Interest is payable in cash or, at the Company's option, in shares of common stock. The debentures are convertible at any time at the investor's option into a fixed number of shares of eSoft common stock at $3.9125 per share, subject to certain anti-dilution provisions and adjustments. The investor also received warrants to purchase 766,773 shares of common stock with an exercise price of $4.4994 per common share. The warrants have a three year term. The Company has the ability, under certain circumstances, to obligate the investor to convert the debentures into common stock and to exercise the warrants.

                           As part of the debenture financing, the investor has the option to purchase an additional $5 million of debentures with warrants in two subsequent tranches. Under certain circumstances, the Company may require the investor to purchase $2 million of additional debentures, which would be convertible at $3.9125 per share, together with warrants to purchase 511,182 shares of common stock with an exercise price of $4.4994 per common share. The third tranche of $3 million of debentures would be convertible at the lower of (i) the Company's then current market price or (ii) $5.50, but in no event less than $3.9125 per share. The third tranche of debentures would be accompanied by warrants with an exercise price of 115% of the third tranche debenture conversion price.

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS


2.1 Amended and Restated Agreement and Plan Merger dated January 25, 1999 between eSoft, Inc., eSoft Acquisition Corporation and Apexx Technology, Inc. (filed with Registration Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

2.2         Form of Stockholders Agreement executed by Apexx Technology, Inc.
            stockholders in connection with the merger (filed with Registration Statement on Form S-4 on April 20, 1999 and incorporated herein by reference).

2.3 Form of Escrow Agreement executed by eSoft, Inc. Thomas Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

2.5 Employment Agreement by and between eSoft, Inc. and Thomas Loutzenheiser (filed with Registration Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

9.1 Voting Agreement by and between eSoft, Inc and Tom Loutzenheiser, Gayl Loutzenheiser and David Dahms (filed with Registration Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

9.2 Voting Agreement by and between eSoft, Inc and Albert Youngwerth, Heather Youngwerth, Lawrence Lynch, George Minow, Chris Minow, William Rivers, Ray Jenks (filed with Registration Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

23.1*       Consent of BDO Seidman, LLP

23.2*       Consent of Balukoff, Lindstrom & Co., P.A.

27.1*       Restated Financial Data Schedule

27.2*       Restated Financial Data Schedule

27.3*       Restated Financial Data Schedule

27.4*       Restated Financial Data Schedule

*           Filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  eSoft, Inc.



Date:  August 9, 1999             By: /s/ Jeffrey Finn
                                     ----------------------------------
                                  Name: Jeffrey Finn
                                  Title: President and Chief Executive Officer

                                  EXHIBIT INDEX



EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------

2.1         Amended and Restated Agreement and Plan Merger dated January 25,
            1999 between eSoft, Inc., eSoft Acquisition Corporation and Apexx
            Technology, Inc. (filed with Registration Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

2.2         Form of Stockholders Agreement executed by Apexx Technology, Inc.
            stockholders in connection with the merger (filed with Registration
            Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

2.3         Form of Escrow Agreement executed by eSoft, Inc. Thomas
            Loutzenheiser and The Trust Company of The Bank of Montreal (filed with Registration Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

2.5         Employment Agreement by and between eSoft, Inc. and Thomas
            Loutzenheiser (filed with Registration Statement on Form S-4/A on
            April 20, 1999 and incorporated herein by reference).

9.1         Voting Agreement by and between eSoft, Inc and Tom Loutzenheiser,
            Gayl Loutzenheiser and David Dahms (filed with Registration
            Statement on Form S-4/A on April 20, 1999 and incorporated herein by reference).

9.2         Voting Agreement by and between eSoft, Inc and Albert Youngwerth,
            Heather Youngwerth, Lawrence Lynch, George Minow, Chris Minow,
            William Rivers, Ray Jenks (filed with Registration Statement on
            Form S-4/A on April 20, 1999 and incorporated herein by reference).

23.1*       Consent of BDO Seidman, LLP

23.2*       Consent of Balukoff, Lindstrom & Co., P.A.

27.1*       Restated Financial Data Schedule

27.2*       Restated Financial Data Schedule

27.3*       Restated Financial Data Schedule

27.4*       Restated Financial Data Schedule


  *         Filed herewith